SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      September 7, 1999
(Date of earliest event reported)  (September 7, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                0-13627         04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On September 7, 1999, the Registrant issued the following press release:

"CTC Communications Announces Converged Voice, Data and Internet Services

WALTHAM, Mass. --Sept. 7, 1999--CTC Communications Corp. (NASDAQ:CPTL) today announced that it is currently providing customers with state-of-the art, converged long distance voice, data and Internet services over its PowerPath(SM) broadband customer access and Cisco powered, Integrated Communications Network (ICN). CTC's initial ICN product set of originating long distance voice, private line voice, Internet and frame relay data services are in operation in various combinations over a single broadband ATM access facility.

"Today heralds the introduction of the New World communications network", said Bob Fabbricatore, CTC's chairman and chief executive officer. "CTC's ICN Network is the communications infrastructure of the future. Combining voice, data and Internet on a single high-speed broadband network provides our customers with increased bandwidth, services flexibility and a dynamic, efficient, cost-effective communications network. More importantly, it provides our customers with a high-speed gateway to the future, right at their business locations. CTC is committed to enabling its customers to excel in the rapidly emerging Internet based world of information transfer, e-commerce and communications".

CTC's ICN Network is currently deployed in 8 contiguous states in the Washington DC to Boston Corridor. CTC installs Integrated Access Devices
(IADs) at its business customer locations, where voice, data and Internet traffic is combined and delivered over broadband ATM packet lines to Cisco ATM switches within CTC's ICN Network. Customer traffic is routed over the ICN Network to either its on-net destination, the Internet, or to regional gateways which enable Network to Network Interconnection (NNI) to other ATM and frame relay data networks as well as long distance voice carriers.

"Converged voice, data and Internet services on our packet-based ICN Network is a major milestone that is personally and professionally rewarding to me", said Frederic Kunzi, CTC's Chief Technology Officer. "Providing converged services is the validation of the primary capability and advantage of our Cisco powered, ICN network. It also represents the final phase of our customer beta testing which is nearing completion.

Mr. Kunzi continued, "We are on schedule with our ICN deployment, service offering plans and our objective of 50 customer locations on-net in September, and 200 by the end of 1999. CTC is fully subscribed for its 50 customer locations in September and has been signing up customers for ICN service in the fourth quarter of 1999. As we increase the number of customer locations on-net and move toward full production, we will continue the timely delivery of quality products that are technically sound and operationally efficient."

    About CTC Communications

CTC is a rapidly growing Integrated Communications Provider (ICP) of communications solutions to medium and larger size business customers in the Northeast U.S. The Company has a Cisco powered Integrated Communications Network (ICN) in 8 contiguous states in the Washington DC to Boston Corridor and provides an extensive array of voice and data services including local, long distance, frame relay, Internet and advanced data services. The Company markets its services through its 263 member sales and service representatives located in 25 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, New Jersey and Maryland. Company headquarters are in Waltham, Massachusetts and CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications Corp.
John D. Pittenger, 781/466-1302
Executive Vice President and Chief Financial Officer"


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
September 7, 1999